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                                                                      Exhibit 10

                        Morgan Stanley Dean Witter & Co.
                         Arrangement with John J. Mack
                                 March 20, 2001

Compensation for Mr. Mack for fiscal 2001 in excess of his salary through March 21, 2001, if any, shall be determined by the Board of Directors. In addition, Mr. Mack had the use of the corporate aircraft for personal purposes and parking privileges at corporate headquarters from March 21, 2001 until July 12, 2001.